UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 20, 2015

Analogic Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	0-6715	04-2454372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Centennial Drive, Peabody, Massachusetts	01960
(Address of principal executive offices)	Zip Code)

Registrant’s telephone number, including area code: 978-326-4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07: Submission of Matters to a Vote of Security Holders

On January 20, 2015, Registrant held its Annual Meeting of Stockholders (the “Annual Meeting”), at which a quorum was present in person or by proxy. The following is a brief description and vote count of the items voted on at the Annual Meeting:

Proposal 1 – Election of Directors. Our stockholders elected eight directors for a one-year term, to hold office until our 2016 Annual Meeting, and until their respective successors have been duly elected and qualified:

Nominee	For	Against	Abstain	Broker Non-Votes

Bernard C. Bailey	11,132,660	84,064	4,144	544,836
Jeffrey P. Black	11,134,778	82,146	3,944	544,836
James W. Green	10,988,566	228,736	3,566	544,836
James J. Judge	11,132,484	84,440	3,944	544,836
Michael T. Modic	10,988,569	228,355	3,944	544,836
Fred B. Parks	11,136,643	80,281	3,944	544,836
Sophie V. Vandebroek	11,133,576	83,840	3,452	544,836
Edward F. Voboril	10,983,253	233,571	4,044	544,836

Proposal 2 – Ratification of Auditors. Our shareholders ratified the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2015.

For	Against	Abstain	Broker Non-Votes

11,422,699	332,121	10,884	0

Proposal 3 – Advisory Vote on Executive Compensation. Our stockholders approved, on a non-binding, advisory basis, the compensation of our named executive officers.

For	Against	Abstain	Broker Non-Votes

10,853,880	341,704	25,284	544,836

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Analogic Corporation

January 22, 2015	By:	/s/ John J. Fry
		Name:	John J. Fry
		Title:	Senior Vice President, General Counsel and Secretary